EXHIBIT 24
POWER OF ATTORNEY
     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints JOHN E. McGLADE or PAUL E. HUCK or STEPHEN J. JONES, acting severally, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign one or more Registration Statements, and any amendments thereto, which may be required in connection with (i) the registration of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, and Warrants, including the registration of Common Stock for issuance under any employee benefit or compensation plan, (ii) the registration of interests under any employee benefit or compensation plan maintained by the Company or (iii) any fundamental change in the information contained in such Registration Statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities and Exchange Act of 1933, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. McGlade	Director and Chief Executive Officer
John E. McGlade	(Principal Executive Officer)	15 November 2007

/s/ Mario L. Baeza Mario L. Baeza	Director	15 November 2007

/s/ William L. Davis, III William L. Davis, III	Director	15 November 2007

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Signature	Title	Date

/s/ Michael J. Donahue Michael J. Donahue	Director	15 November 2007

/s/ Ursula O. Fairbairn Ursula O. Fairbairn	Director	15 November 2007

/s/ W. Douglas Ford W. Douglas Ford	Director	15 November 2007

/s/ Edward E. Hagenlocker Edward E. Hagenlocker	Director	15 November 2007

/s/ Evert Henkes Evert Henkes	Director	15 November 2007

/s/ John P. Jones III John P. Jones III	Director and Chairman of the Board	15 November 2007

/s/ Margaret G. McGlynn Margaret G. McGlynn	Director	15 November 2007

/s/ Charles H. Noski Charles H. Noski	Director	15 November 2007

/s/ Lawrence S. Smith Lawrence S. Smith	Director	15 November 2007

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